Exhibit 10.1

2012 SUPREME CASH AND EQUITY BONUS PLAN

SECTION 1.  DEFINITIONS: Terms capitalized in this 2012 Supreme Cash and Equity Bonus Plan (the “2012 Bonus Plan”), but not otherwise defined herein, shall have the meanings ascribed to such terms in the Supreme Industries, Inc. 2012 Long-Term Incentive Plan.

Award:  Shall mean after the Plan Year and all Performance Goal achievement is determined, the grant of equity and/or payment of cash pursuant to the terms of this 2012 Bonus Plan.

Cash Target Incentive: Shall mean a target dollar amount that a Participant will earn, payable in the form of cash, if all applicable Performance Goals for the Plan Year are achieved at the 100% level.  The target is set for each Participant in accord with their function within the Company.

Equity Target Incentive:  Shall mean a target dollar amount that a Participant will earn, payable in the form of equity, if all applicable Performance Goals for the Plan Year are achieved at the 100% level.  The target is set for each Participant in accord with their function within the Company.

Gross Margin:  Shall mean sales minus cost of goods sold, as shown by the Company’s consolidated statement of earnings for 2012.

Inventory Turns:  Shall mean the cost of goods sold divided by average inventory.

Leadership Team: Shall mean the following individuals:

• Office of the President:

Matt Long:	Chief Financial Officer and interim Chief Executive Officer of Supreme Industries, Inc. and Supreme Indiana Operations, Inc.

Mike Oium:	Vice President, Operations, Supreme Indiana Operations, Inc.

John Dorbin:	Vice President and General Counsel Supreme Indiana Operations, Inc.

• Bob Besse:	Vice President of Sales and Marketing, Supreme Indiana Operations, Inc.

• Jackie Daniels:	Vice President, Human Resources, Supreme Indiana Operations, Inc.

Net Income:  Shall mean net income as shown by the Company’s audited consolidated statement of earnings for 2012.

Participant:  Shall mean the Leadership Team and any other employee of the Company designated as covered by this 2012 Bonus Plan by the Office of the President with the advice and consent of Supreme Industries, Inc.’s Executive Committee.

Plan Year: Shall mean January 1, 2012 through December 31, 2012.

Qualitative Performance Goals: Shall mean Performance Goals based on Qualitative Performance Measures.

Qualitative Performance Measures: Shall mean those objective and subjective factors which are recommended by the Executive Committee to the Compensation Committee and which the Compensation Committee may, in its discretion, consider in determining each Participant’s Award.

Quantitative Performance Goals: Shall mean Performance Goals based on Quantitative Performance Measures.

Quantitative Performance Measures:  Shall mean those specific and objectively measurable financial metrics which are recommended by the Executive Committee to the Compensation Committee and which are selected by the Compensation Committee.

Supreme or Company:  Shall mean Supreme Industries, Inc. or any subsidiary of Supreme Industries, Inc.

SECTION 2.  SUMMARY:  The 2012 Bonus Plan is intended to provide financial incentives to executive officers and key employees of Supreme Industries, Inc. and its subsidiaries through the use of “at risk” variable pay tied to specific performance incentives which will motivate their actions and behaviors in ways beneficial to the Company and its stockholders.  This 2012 Bonus Plan will offer Participants the opportunity to earn a bonus paid out in the form of cash, as well as a bonus paid out in the form of equity for the attainment of 2012 Bonus Plan incentives.

SECTION 3.  PHILOSOPHY: The Board believes that compensation of executive officers and key employees should be partially “at risk” and variable, based on performance against certain pre-established financial objectives and other goals that are important to the Company.  The 2012 Supreme Cash and Equity Bonus Plan (the “2012 Bonus Plan”) is intended to focus the efforts of the Participants on achieving those objectives in order to help ensure the sustained profitability, long-term growth, and continued wellbeing of the Company.  The Board believes that doing so aligns the interests of management with stockholders.

The 2012 Bonus Program is based on an independent compensation study done mid-year 2011.  The 2012 Bonus Plan is structured to provide Participants with competitive cash and equity rewards for successful performance, which enables the Company to attract and retain critical management resources.

SECTION 4.  ADMINISTRATION:  Administration of this 2012 Bonus Plan shall be vested in the Compensation Committee.  The decisions of the Compensation Committee shall be final as to the interpretation of the 2012 Bonus Plan or any rule, procedure or action related thereto.  All Participants consent to the transfer and use of personal data by the Company and its agents in connection with the administration of this 2012 Bonus Plan.

SECTION 5.  ELIGIBILITY: Only Participants as defined above are eligible to participate in the 2012 Bonus Plan.

To receive an Award under the 2012 Bonus Plan, a Participant must be an active, full-time employee on the last business day of the Plan Year, except as provided herein.  An employee who is hired or promoted after the date of adoption of this 2012 Bonus Plan may be selected as a Participant at such time, provided that any Award earned by such Participant shall be prorated to reflect that Participant’s actual time in service.

If a Participant dies or incurs a Total and Permanent Disability, an Award, prorated on the basis of Participant’s actual time in service with the Company during the Plan Year prior to death or Total and Permanent Disability, will be paid to the Participant or his or her beneficiary at the same time and in the same manner as Awards for the Plan Year are paid to the other Participants.  The Participant’s beneficiary under the 2012 Bonus Plan shall be the beneficiary designated for the Participant’s group life insurance plan.  If no such beneficiary has been designated, the Award will be paid to the Participant’s estate.

If a Participant terminates service due to Retirement prior to the last day of the Plan Year, an Award, prorated on the basis of Participant’s actual time in service with the Company during the Plan Year prior to Retirement, shall be paid to the Participant at the same time and in the same manner as Awards for the Plan Year are paid to other Participants.

If a Change In Control occurs prior to the last day of the Plan Year, the full value of the Award, payable based on the Cash Target Incentive or Equity Target Incentive, as applicable,  shall be paid to the Participant on or within 30 days of the Change In Control.

SECTION 6.  SETTING OF TARGET INCENTIVES, PERFORMANCE GOALS, AND CALCULATION OF AWARDS FOR THE LEADERSHIP TEAM:  Management has submitted recommendations for the 2012 Bonus Plan. The Compensation Committee has been asked by the Executive Committee to review these proposals in conjunction with an independent compensation study and advise the Executive Committee on whether management’s recommendations generally align with the independent compensation study.  The Compensation Committee determined that the procedures and goals outlined in this section were proper and suitable to meet the Company’s goals.

The determination of the Cash Target Incentive and Equity Target Incentive will be based on recommendations of the Executive Committee to the Compensation Committee of the Board.  The Compensation Committee is tasked with making the final determination for each member of the Leadership Team.  Each member of the Leadership Team will have their Cash Target Incentive, Equity Target Incentive, personal goal(s) and maximum possible Award provided to them in writing separate from this 2012 Bonus Plan. At the time that an OTIP transaction appears more likely, equity grants may take into consideration the prospective value of each Participant’s OTIP percentage participation on a discounted basis. For 2012, it has been determined that the OTIP will not be taken into consideration with regard to any equity related grants.

All cash Awards and equity Awards will be based on quantitative and qualitative measures.

Quantitative Performance Goals will be weighted to account for 2/3rds of the Award determination and;

Qualitative Performance Goals will be weighted to account for 1/3rd of the Award determination.

Quantitative Performance Goals for the Leadership Team in 2012 are as follows:

Net income of not less than $7,945,000;

Gross margin of not less than 13.5%; and

Six (6) inventory turns.

IN DETERMINING THE QUANTITATIVE COMPONENT OF THE AWARD, NET INCOME SHALL BE WEIGHTED 50%, GROSS MARGIN SHALL BE WEIGHTED 25%, AND INVENTORY TURNS SHALL BE WEIGHTED 25%.

Qualitative Performance Goals for the Leadership Team in 2012:

Successful transition from the Office of the President to the new CEO;

Perpetual inventory system operational; and

Successful completion of the Participant’s Personal Goal(s).

Each Participant shall have at least three (3) Personal Goals, at least one of which will be quantitatively measurable.

IN DETERMINING THE QUALITATIVE COMPONENT OF THE AWARD, OFFICE OF THE PRESIDENT TRANSITION SHALL BE WEIGHTED 33.3%, PERPETUAL INVENTORY SYSTEM OPERATIONAL SHALL BE WEIGHTED 33.4%, AND SUCCESSFUL COMPLETION OF PERSONAL GOAL(S) SHALL BE WEIGHTED 33.3%.

Quantitative Performance Goal achievement will be determined by comparing the relevant 2012 Performance Goal with the Company’s actual performance for that financial metric during the Plan Year.  The threshold for each Quantitative Performance Goal is at least 80% of the goal set for 2012.  For each one percent increment (rounded to the nearest whole percentage) below the goal, achievement for a Performance Goal will decline by five percent (5%) until reaching the threshold, below which there will be no Award achievement attributable to that particular Performance Goal.

Participants may earn above target incentive Awards for above goal performance, up to a maximum Award of 150% of the target incentive.  The maximum performance cap is 125% for each Quantitative Performance Goal.  For each one percent increment (rounded to the nearest whole percentage) of above goal performance, achievement for a Performance Goal will increase by two percent (2%), up to the 125% cap.  This results in a maximum possible achievement of 150% of target incentive for Quantitative Performance Goals.

Qualitative Performance Goal achievement for the Plan Year will be determined by the Compensation Committee, in its sole discretion.

Once the Compensation Committee determines the level of achievement for each Performance Goal, the Compensation Committee will apply the weighting for each Performance Goal and apply the 2/3 Quantitative Measures and 1/3 Qualitative measures split.  That factor will be multiplied by each member of the Leadership Team’s Cash Target Incentive and Equity Target Incentive to arrive at the Participant’s cash Award and equity Award.

The Compensation Committee may, in its discretion, adjust the payout of an Award downward after consideration of other business factors, including overall performance of the Company and the individual’s contribution to Company performance. The Compensation Committee may reduce or entirely eliminate an Award in the event a Participant is on a performance improvement plan or otherwise demonstrates unsatisfactory performance or discipline during the Plan Year.  The Compensation Committee may adjust a payout of an Award in its discretion to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances as determined by the Compensation Committee.

SECTION 7.  TARGET INCENTIVES, PERFORMANCE GOALS AND CALCULATION OF AWARDS FOR OTHER PARTICIPANTS:

Once the Leadership Team target incentives and goals are set, the Office of the President will then set target incentives and goals for all other Participants, utilizing the Quantitative Goals specified above, setting Qualitative Goals relating each individual’s job functions, and with weighting to be determined by the Office of the President.  Prior to advising the Participants of their participation in this 2012 Bonus Plan, the Office of the President will advise the Executive Committee of its determinations.  Awards will be calculated in the same manner as specified above.

SECTION 8.  APPROVAL AND PAYMENT OF AWARDS:

Upon completion of the Plan Year, the Compensation Committee shall certify to what extent the Performance Goals were met and determine the Award payable to each Participant based on information supplied and certified by management.  Certification by the Compensation Committee shall be subject to completion of the annual audit and certification of overall Company results by the Company’s independent auditors.  Payment of cash Awards shall be made in a lump sum payment in cash except to the extent of Participant’s elective contribution to any qualified deferred compensation plan. Payment of equity Awards shall be made in the form of a grant of restricted stock units pursuant to the Supreme Industries, Inc. 2012 Long-Term Incentive Plan, which will vest over three years in equal increments, in accord with the form of agreement attached to this 2012 Bonus Plan as Exhibit A.  To the extent Awards are subject to Section 409A of the Code, payments are intended to qualify as short-term deferrals under the regulations adopted under Section 409A of the Code.  Payment of cash Awards and determination and grant of equity Awards shall be made as soon as reasonably practicable in 2013, but no later than March 15, 2013.  The Company may deduct from any Award such amounts as may be required to be withheld under any federal, state or local tax laws.

SECTION 9.  RECOUPMENT OF AWARDS:

If the Board learns of any intentional misconduct by a Participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the Participant to reimburse the Company for the difference between any Awards paid to the Participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the Participant would have earned as awards under the 2012 Bonus Plan based on the financial results as restated.

SECTION 10.  NO CONTRACT:

The 2012 Bonus Plan is not and shall not be construed as an employment contract or as a promise or contract to pay Awards to Participants or their beneficiaries.  The 2012 Bonus Plan shall be approved by the Compensation Committee and may be amended from time to time by the Compensation Committee or terminated without notice.  No Participant or beneficiary may sell, assign, transfer, discount or pledge as collateral for a loan, or otherwise anticipate any right to payment of an Award under this 2012 Bonus Plan.

SECTION 11.  GOVERNING LAW

This 2012 Bonus Plan shall be governed by the laws of the State of Delaware.

Exhibit A

RESTRICTED STOCK UNIT AWARD AGREEMENT

SUPREME INDUSTRIES, INC.

2012 LONG-TERM INCENTIVE PLAN

1.             Award of Restricted Stock Units.  Pursuant to the Supreme Industries, Inc. 2012 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Supreme Industries, Inc., a Delaware corporation (the “Company”), the Company grants to

(the “Participant”)

an Award under the Plan for                               (            ) Restricted Stock Units (the “Awarded Units”) which may be converted into the number of shares of Common Stock of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”).  The “Date of Grant” of this Restricted Stock Unit Award is                           , 2012.  Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2.             Subject to Plan.  This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement.  To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control.  The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan.  This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.             Vesting; Time of Delivery of Shares.  Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.”  All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

a.             Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall be vested as follows:

i.              One-third (1/3) of the total Awarded Units shall vest on the first anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

ii.             One-third (1/3) of the total Awarded Units shall vest on the second anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

iii.            The remaining One-third (1/3) of the total Awarded Units shall vest on the third anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, upon the occurrence of (i) a Change in Control, or (ii) a Termination of Service due to death or Total and Permanent Disability, all Unvested RSUs shall immediately become Vested RSUs.

b.             Subject to the provisions of the Plan and this Agreement, upon the vesting of Awarded Units, or as soon as practicable following vesting, and in no event, later than sixty (60) days after vesting of Awarded Units, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs and shall deliver to the Participant or the Participant’s personal representative a number of shares of Common Stock equal to the number of Vested RSUs credited to the Participant.  From and after the date of receipt of such shares, the Participant or the Participant’s estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations.

c.             For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company, or, if no employment agreement is in effect for the Participant, “Cause” shall mean (i) the Participant’s violation of the Company’ written policies, standards or guidelines, which the Participant failed to cure within thirty (30) days after receiving written notice detailing the allegations from either the Board or the Participant’s supervisor; (ii) the Participant’s failure or refusal to satisfactorily perform the duties and responsibilities necessary to carry out the Participant’s job duties, which the Participant failed to cure within thirty (30) days after receiving written notice from either the Board or the Participant’s supervisor; (iii) the Participant’s gross negligence or willful misconduct in the performance of the Participant’s duties for the Company; (iv) dishonesty, fraud, misconduct, unlawful discrimination, gross negligence, willful breach of fiduciary duty, bad faith or theft on the part of the Participant that the Company, in their sole discretion, consider materially damaging to, or which materially discredits, the Company; (v) the Participant’s commission of an act (other than the good faith exercise of the Participant’s business judgment in the exercise of his or her responsibilities) resulting in material damages to the Company; (vi) the Participant’s inability to perform his or her duties for a reason other than the Participant’s Total and Permanent Disability; and (viii) the Participant’s conviction, commission, or plea of nolo contendere for any criminal offense or commission by the Participant of any act that the Company, in their sole discretion, considers materially damaging to, or which materially discredits the Company.

4.             Forfeiture of Awarded Units.  Upon the Participant’s Termination of Service for any reason, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs.  Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

5.             Who May Receive Converted Awarded Units.  During the lifetime of the Participant, the Common Stock received upon conversion of Awarded Units may only be received by the Participant or his or her legal representative.  If the Participant dies prior to the date his or her Awarded Units are converted into shares of Common Stock as described in Section 3 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6.             No Fractional Shares.  Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

7.             Nonassignability.  The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8.             Rights as Stockholder.  The Participant will have no rights as a stockholder with respect to any shares covered by this Agreement until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the shares of Common Stock.  The Awarded Units shall be subject to the terms and conditions of this Agreement.  Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.  The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of a certificate or certificates for the shares of Common Stock.

9.             Adjustment of Number of Awarded Units and Related Matters.  The number of shares of Common Stock covered by the Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

10.          Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11.          Participant’s Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.

12.          Investment Representation.  Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws.  Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

13.          Participant’s Acknowledgments.  The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

14.          Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

15.          No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Contractor or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor or Outside Director at any time.

16.          Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17.          Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18.          Entire Agreement.  This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19.          Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20.          Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

21.          Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22.          Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23.          Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.             Notice to the Company shall be addressed and delivered as follows:

Supreme Industries, Inc.

Goshen, IN

Attn:

Facsimile:

b.             Notice to the Participant shall be addressed and delivered as set forth on the signature page.

24.          Section 409A; Six Month Delay.  Notwithstanding anything herein to the contrary, in the case of a distribution of shares of Common Stock on account of any Termination of Service, other than death, a distribution of the number of such shares, determined after application of the withholding requirements set forth in Section 25 below, on behalf of the Participant, if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the Final Regulations under Section 409A of the Code, to the extent otherwise required under Section 409A of the Code, shall not occur until the date which is six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

25.          Tax Requirements.  The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement.  Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award.  The Company shall withhold the number of shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals (but does not exceed) the amount of any Federal, state, local, or other taxes required by law to be withheld in connection with this Award.  However, if the Participant is a “specified employee” as defined in §1.409A-1(i) of the Final Regulations under Section 409A of the Code who is subject to the six (6) months delay provided for in Section 24 above, the Company shall withhold the number of shares attributable to the employment taxes on the date of the Participant’s Termination of Service and withhold the number of shares attributable to the income taxes on the date which occurs six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

The Company may, in its sole discretion and prior to the date of conversion, also permit the Participant receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award.  Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment, if the Company, in its sole discretion, so consents in writing, may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the conversion of the Awarded Units, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

SUPREME INDUSTRIES, INC.

By:
Name:	Herbert M. Gardner
Title:	Chairman of the Board

PARTICIPANT:

Signature
Name:
Address: